As filed with the Securities and Exchange Commission on October 9, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAL-MAINE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	64-0500378 (IRS Employer Identification Number)

3320 Woodrow Wilson Drive
Jackson, Mississippi 39209
(601) 948-6813
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adolphus B. Baker Chairman of the Board and Chief Executive Officer Cal-Maine Foods, Inc. 3320 Woodrow Wilson Drive Jackson, Mississippi 39209 (601) 948-6813	with a copy to: Robert L. Holladay, Jr., Vice President and General Counsel Cal-Maine Foods, Inc. 3320 Woodrow Wilson Drive Jackson, Mississippi 39209 (601) 948-6813
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition  period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	(2)	(2)	(2)	(23)

(1)	This Registration Statement registers an indeterminate amount of shares of Common Stock to be offered at indeterminate prices.

(2)
As permitted pursuant to General Instruction II.E. of Form S-3, this information is omitted because this registration statement registers securities pursuant to General Instruction I.D. of Form S-3 and the registrant is electing to pay the registration fee on a deferred basis.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

PROSPECTUS
CAL-MAINE FOODS, INC.
Common Stock

The Selling Stockholders identified herein, from time to time, may offer to sell up to 11,913,101 shares of our Common Stock. We are registering such shares under the terms of an agreement that provides registration rights to the Selling Stockholders. The Selling Stockholders are the spouse and the four daughters of our founder, or related entities. We will not receive any proceeds from the sale of any shares of Common Stock sold by the Selling Stockholders.
Our outstanding capital stock includes Common Stock and Class A Common Stock. Each share of Common Stock entitles the holder to one vote and each share of Class A Common Stock entitles the holder to ten votes. Our Class A Common Stock is convertible into shares of our Common Stock on a 1-for-1 basis. Our Common Stock is quoted on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “CALM.” We are a “controlled company” as defined by the NASDAQ. Assuming the sale of all shares offered hereby and certain other transactions described herein, the Company’s Chairman of the Board and Chief Executive Officer, Adolphus B. Baker, together with his spouse and her three sisters (who are the four daughters of our founder), will beneficially own 100% of our outstanding Class A Common Stock and control approximately 52.3% of the total voting power, directly or indirectly through related entities. Such persons will also have additional voting power due to beneficial ownership of Common Stock, directly or indirectly through related entities. See “Selling Stockholders.”
At the time the Selling Stockholders offer shares registered by this Prospectus, we will provide a Prospectus Supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest.
The Selling Stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The Selling Stockholders also may sell shares directly to investors or through underwriters, agents or dealers. If the Selling Stockholder use underwriters, agents or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.
Investing in the shares involves risks. See “Risk Factors” beginning on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 9, 2018

FORWARD-LOOKING STATEMENTS
This Prospectus includes or incorporates many forward-looking statements relating to, among other things, our shell egg business, including estimated production data, expected operating schedules, expected capital costs and other operating data, including anticipated results of operations and financial condition.  Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates” or similar words.  Actual production, operating schedules, results of operations and other projections and estimates could differ materially from those projected in the forward-looking statements.  The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and might be beyond our control.  The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Item 1A of our most recent Annual Report on Form 10-K and elsewhere in such report as well as those included in other reports we file from time to time with the Securities and Exchange Commission (the “SEC”) (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, such as avian influenza, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) our ability to predict and meet demand for cage-free and other specialty eggs, (v) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (vi) adverse results in pending litigation matters.  Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance these forward-looking statements will prove to be accurate.  Further, the forward‑looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof.  Except as otherwise required by law, we disclaim any intent or obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.
ABOUT THIS PROSPECTUS
This Prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, in one or more offerings, shares of our Common Stock.
At the time the Selling Stockholders offer shares of our Common Stock registered by this Prospectus, if required, we will provide a Prospectus Supplement that will contain specific information about the terms of the offering and that may add to or update the information in this prospectus or incorporated by reference in this prospectus. If the information in this Prospectus is inconsistent with a Prospectus Supplement, you should rely on the information in that Prospectus Supplement. You should read this Prospectus, the information incorporated by reference into this Prospectus and any applicable Prospectus Supplement as well as any post-effective amendments to the Registration Statement of which this Prospectus forms a part before you make any investment decision.
The rules of the SEC allow us to incorporate information by reference into this Prospectus. This information incorporated by reference is considered to be part of this Prospectus. See “Information Incorporated by Reference.” You should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find Additional Information.”
We are responsible for the information incorporated by reference or contained in this Prospectus, any applicable Prospectus Supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this Prospectus, Prospectus Supplement or in any free writing prospectus filed with the SEC and we take no responsibility for any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our Common Stock. Our business, operating results or financial condition may have changed since such date.
RISK FACTORS
Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors incorporated by reference from

Part I, Item 1A of our most recent Annual Report on Form 10-K, as may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference” below. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of such risks. The Prospectus Supplement related to an offering may also include certain risks relating to that offering.

THE COMPANY
Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.
For current selected financial information and other information about the Company, see the Company’s Annual Report on Form 10-K for the most recent fiscal year, as incorporated by reference herein. See also our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference” below.
As used in this Prospectus, the “Company”, “we,” “us”, and/or “our” refers to Cal-Maine Foods, Inc., unless the context requires otherwise.

USE OF PROCEEDS
All shares of our Common Stock sold pursuant to this Prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sale.

SELLING STOCKHOLDERS
From time to time, the Selling Stockholders may sell up to 11,913,101 shares of our Common Stock, in one or more offerings pursuant to this Prospectus. Information about specific offerings and the identification of the specific Selling Stockholders participating in such offering will be set forth in a Prospectus Supplement, if required. The address of the Selling Stockholders is c/o Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209.
The Selling Stockholders include the following persons:
(a) Immediate Family Members (as defined below):
(i) Jean Reed Adams (“Mrs. Adams”), the wife of Fred R. Adams, Jr. (“Mr. Adams”), the Company’s founder, and her successors, assigns, heirs and transferees to the extent permitted in the Agreement Regarding Common Stock (as defined below).
(ii) The four daughters (“Daughters”) of Mr. Adams: Luanne Adams, Nancy Adams Briggs, Laurel Adams Krodel, and Dinnette Adams Baker (“Mrs. Baker”), and their successors, assigns, heirs and transferees to the extent permitted in the Agreement Regarding Common Stock (as defined below). Mrs. Baker is the wife of Adolphus B. Baker, the Chairman of the Board and Chief Executive Officer of the Company (“Mr. Baker”), who is not a Selling Stockholder.
(b) Permitted Transferees (as defined below) of Mrs. Adams and the Daughters.
The following table sets forth information, as of the date hereof or the latest practicable date, regarding (a) the shares offered by this Prospectus by the Selling Stockholders (Mrs. Adams and the Daughters, directly or indirectly through related entities) and (b) the holdings of our outstanding Common Stock and Class A Common Stock by (i) the Selling Stockholders (directly or indirectly through related entities), (ii) Mr. Baker (directly or indirectly through related entities) and (iii) the total of all Immediate Family Members and Permitted Transferees. The below assumes the completion of all Transactions (as defined below). The below information on the number of shares to be held after any particular offering will be set forth in a Prospectus Supplement, if required. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock covered by this Prospectus.

			Shares/Votes held directly or indirectly (1)
					Percent of Shares/Votes
	Class of Stock	Shares offered by this Prospectus	Number of Shares or Votes	Common Stock	Class A Common Stock	Total Capital Stock	Total Voting Power (2)
Jean Reed Adams
	Common Stock (3)	5,041,248	5,041,248	11.5%
	Class A Common Stock		-		0.0%
	Total Capital Stock		5,041,248			10.4%
	Total Votes		5,041,248				5.5%
Daughters (4)
	Common Stock (5)	6,871,853	6,871,853	15.7%
	Class A Common Stock (6)		3,490,755		72.7%
	Total Capital Stock		10,362,608			21.3%
	Total Votes		41,779,403				45.5%
Total of Selling Stockholders
	Common Stock	11,913,101	11,913,101	27.2%
	Class A Common Stock		3,490,755		72.7%
	Total Capital Stock		15,403,856			31.7%
	Total Votes		46,820,651				51.0%
Adolphus B. Baker (7)
	Common Stock		294,975	0.7%
	Class A Common Stock (8)		1,309,245		27.3%
	Total Capital Stock		1,604,220			3.3%
	Total Votes		13,387,425				14.6%
Total Immediate Family Members
and Permitted Transferees
	Common Stock		12,208,076	27.9%			13.3%
	Class A Common Stock		4,800,000		100.0%		52.3%
	Total Capital Stock		17,008,076			35.8%
	Total Votes		60,208,076				65.6%
Total Outstanding Shares
	Common Stock		43,830,521	100.0%			47.7%
	Class A Common Stock		4,800,000		100.0%		52.3%
	Total Capital Stock		48,630,521			100.0%
	Total Voting Power		91,830,521				100.0%

(1)				Represents shares as the date hereof or the latest practicable date, held as described in the below footnotes.

(2)				Percent of total voting power is based on the total votes to which the Common Stock (one vote per share) and Class A Common Stock (ten votes per share) are entitled.

(3)
Such shares are beneficially owned by Mrs. Adams as well as Mr. Adams, however, no sales under this Prospectus will be made until after the death of Mr. Adams. Such shares include 3,312,601 shares held of record by the trustees of the Revocable Trust Agreement of Jean Reed Adams Trust dated as of July 20, 2018 (“Mrs. Adams’ Trust”), 1,110,339 shares held of record by Mrs. Adams, and 618,308 shares held in the Company’s KSOP for Mr. Adams of which Mrs. Adams is the sole designated beneficiary. Does not include shares as to which Mrs. Adams has voting and/or investment power as a co-trustee of the Daughters Trust (as defined below), but as to which Mrs. Adams disclaims beneficial ownership; such shares are described in footnote (5) below. Relating to the 3,312,601 shares, Mr. Baker and Mrs. Adams are the joint trustees under Mrs. Adams’ Trust and share voting power. Such trustees hold the 3,312,601 shares for the benefit of the beneficiaries of such trust. Mr. Adams is the lifetime beneficiary of such trust and Mrs. Adams will become the beneficiary after Mr. Adams’ death. Also, after Mr. Adams’ death, Mrs. Adams will become the sole trustee of such trust with sole voting power. After Mr. Adams’ death, some or all of the foregoing 5,401,248 shares may be sold over time by or for the benefit of Mrs. Adams. It is currently anticipated that an initial takedown under this Prospectus following Mr. Adams’ death would include about 1.2 million of such shares for sale by or on behalf of Mrs. Adams.

(4)	The Daughters are: Dinnette Adams Baker (the spouse of Adolphus B. Baker), Luanne Adams, Nancy Adams Briggs, and Laurel Adams Krodel.

(5)
Such 6,871,853 shares include 6,633,720 shares held of record by DLNL, LLC, a Delaware limited liability company (“Daughters’ LLC”), 233,320 shares held of record by Mrs. Baker and 4,813 held in the Company’s KSOP for the benefit of Mrs. Baker. Relating to the 6,633,720 shares, Mr. Baker is the sole managing member of the Daughters’ LLC with sole voting power, provided that, during the lifetime of Mr. Adams, Mr. Baker is required to vote as directed by the trustees of the Revocable Trust Agreement of Fred R. Adams, Jr. Daughters’ Trust dated as of July 20, 2018 (“Daughters’ Trust”). Mr. Baker and Mrs. Adams are the joint trustees under the Daughters’ Trust and share voting power. Such trustees hold the limited liability company certificates representing such 6,633,720 shares for the benefit of the beneficiaries of such trust. Mr. Adams is the lifetime beneficiary of such trust and the Daughters’ will become the beneficiaries after Mr. Adams’ death. Also, after Mr. Adams’ death, Mr. Baker will become the sole trustee of such trust with sole voting power. Of such shares, approximately 4.0 million will need to be sold to pay estate taxes following the death of Mr. Adams. In addition, after Mr. Adams’ death, the remaining approximately 2.6 million shares may be sold over time for the benefit of the Daughters for liquidity purposes. It is currently anticipated that an initial takedown under this Prospectus following Mr. Adams’ death would include about 4.0 million Common Shares for sale for the payment of estate taxes and a total of 0.8 million shares for sale for liquidity purposes.

(6)	Such 3,490,755 shares are held of record by the Daughters’ LLC. Of such shares, 3,487,192 are held for the benefit of the Daughters’ Trust and 3,563 for the benefit of Mrs. Baker.

(7)
Does not include shares as to which Mr. Baker has voting and/or investment power as a co-trustee of Mrs. Adams’ Trust or the Daughters Trust or as the sole managing member of the Daughters LLC, but as to which Mr. Baker disclaims beneficial ownership. These shares are described in footnotes (3) and (5) above.

(8)	Such 1,309,245 shares are held of record by the Daughters’ LLC for the benefit of Mr. Baker.
The Company’s Second Restated Certificate of Incorporation (“Restated Charter”) identifies family members of Mr. Adams (“Immediate Family Members”) and arrangements and entities that are permitted to receive and hold shares of Class A Common Stock, with ten votes per share, without such shares converting into shares of Common Stock, with one vote per share (“Permitted Transferees”). The Permitted Transferees include arrangements and entities such as revocable trusts and limited liability companies that could hold Class A Common Stock for the benefit of Immediate Family Members. Each Permitted Transferee must have a relationship, specifically defined in the Restated Charter, with another Permitted Transferee or an Immediate Family Member. The Restated Charter therefore permits Immediate Family Members to hold Class A Common Stock indirectly through common estate planning vehicles but does not change or expand the group or class of individuals who may beneficially own Class A Common Stock, with ten votes per share, beyond Immediate Family Members.
Any offering under this Prospectus will be made pursuant to an Agreement Regarding Common Stock, including a registration rights exhibit (“Agreement Regarding Common Stock”), between the Company and the Selling Stockholders. A copy of the form of Agreement Regarding Common Stock has been filed by the Company on a Current Report on Form 8-K dated June 5, 2018.
The Agreement Regarding Common Stock and certain other agreements and documents were entered into in connection with certain transactions (“Transactions”) negotiated and set forth in an Amended and Restated Memorandum of Understanding (“MOU”) dated May 14, 2018, among Mrs. Adams and Mr. Baker, in their individual capacities and as co-conservators of the estate of Mr. Adams, the Daughters, and the children of Mrs. Adams. A copy of the MOU describing the documents attached as exhibits thereto has been filed with the SEC on a Schedule 13D/A filed by certain Immediate Family Members and related parties on June 5, 2018.
The Transactions and certain material relationships among the Selling Stockholders and between the Selling Stockholders and the Company are described in our Proxy Statement dated June 25, 2018 relating to the Special Meeting of Stockholders held July 20, 2018. The Transactions include sales of shares of the Company’s Common Stock by the Selling Stockholders, including sales registered under the Securities Act, as contemplated by the Agreement Regarding Common Stock.
Pursuant to the Agreement Regarding Common Stock, the Selling Stockholders have agreed to cooperate with the Company in any proposed transfer of shares of Common Stock that they own or will own and to ensure that all appropriate securities filings and reports are timely made. The agreement provides that if any Selling Stockholder intends to sell any shares, such party would be required to give the Company a right of first refusal to purchase such shares. The price payable by the Company to purchase shares pursuant to the exercise of the right of first refusal will reflect a 6% discount to the then-current market price based on the 20 business-day volume weighted average price. This agreement also provides that if the Company does not exercise its right of first refusal and purchase the shares offered, such Selling Stockholder will be permitted to sell the shares pursuant to a takedown from a Company registration statement, Rule 144 under the Securities Act, or another manner of sale agreed to by the Company.
The Agreement Regarding Common Stock provides registration rights to the Selling Stockholders for the sale of their shares of Company Common Stock after the death of Mr. Adams. Accordingly, after the death of Mr. Adams, one or more Selling Stockholders may sell shares under this Prospectus.
A special committee of independent and disinterested directors of the Company’s Board of Directors (“Special Committee”) has authority to approve any demands for takedowns under this Prospectus, including the minimum number of shares to be included, how frequently takedowns may be permitted, and whether to require standstill agreements from the Selling Stockholders beyond what is required from the underwriters and, if so, the terms thereof.
The stockholders requesting registration and the Company will each pay 50% of the costs of the Company related to the sale of shares, including costs related to (i) the preparation and filing of a registration statement and (ii) the preparation of any offering documents. The Selling Stockholders will pay any fees of underwriters relating to the sale of their shares, and the Company will pay the fees of underwriters relating to sales of any shares by the Company.
The Stockholder Parties have the right to include in any demand takedown any of their shares of Common Stock (but not Class A Common Stock) only as long as Immediate Family Members and/or Permitted Transferees continue to own shares that have at least a majority of the voting power of the Company.
The Agreement Regarding Common Stock terminates with respect to all Stockholder Parties immediately upon such time as Stockholder Parties, collectively, no longer own shares that have at least a majority of the Company’s voting power. The agreement may terminate earlier as to a particular Stockholder Party under certain circumstances as set forth in the Agreement Regarding Common Stock.

DESCRIPTION OF CAPITAL STOCK
The amount of Capital Stock which the Company is authorized to issue is 124,800,000 shares, consisting of (a) 120,000,000 shares of Common Stock with a par value of One Cent ($.01) per share and (b) 4,800,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.
As of the date hereof, there were outstanding 43,830,521 shares of Common Stock and 4,800,000 shares of Class A Common Stock.
The following describes the capital stock under the Restated Charter.
Equal Treatment
Except as otherwise provided in the Restated Charter as described below, or required by applicable law, shares of Common Stock and Class A Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.
Voting Rights
Holders of shares of Capital Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Common Stock entitled to one vote and each share of Class A Common Stock entitled to ten votes. Holders of Capital Stock have the right of cumulative voting in the election of directors. Cumulative voting means that each stockholder is entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected.
Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of Capital Stock is required to approve, among other things, any amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect such class adversely.
In addition, as long as any of the shares of the Class A Common Stock are outstanding, the consent of not less than 66 2/3 % of the total shares of Class A Common Stock outstanding are required to (1) alter or change the rights and privileges of Class A Common Stock; (2) to amend any provision of Paragraph 4 of the Restated Charter affecting the Class A Common Stock or (3) effect any re-classification or re-capitalization of the Company’s Capital Stock.
Dividends
Holders of shares of Capital Stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for such purpose.
Shares of Common Stock and Class A Common Stock are required to be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Company legally available therefor.
However, in the event a dividend is paid in the form of shares of Capital Stock (or rights to acquire such shares), then holders of Common Stock shall receive shares of Common Stock (or rights) and holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights), with holders of shares of Common Stock and Class A Common Stock receiving, on a per share basis, an identical number of shares of Common Stock or Class A Common Stock, as applicable.
Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Common Stock or Class A Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class.
Ownership of Class A Common Stock
The Class A Common Stock may only be issued to Immediate Family Members and Permitted Transferees. In the event any share of Class A Common Stock, by operation of law or otherwise is, or shall be deemed to be owned by any person other than an Immediate Family Member or Permitted Transferee, such share of Class A Common Stock shall automatically convert into Common Stock, whereby the voting power of such stock would be reduced from ten votes per share to one vote per share.
The term “Immediate Family Member” includes: Mr. Adams, his spouse (Mrs. Adams), his natural children (the Daughters), his sons-in-law (including Mr. Baker), and his grandchildren, including the estates of all of such persons.
The term “Permitted Transferee” includes:
(i) an Immediate Family Member;
(ii) a trust held for the sole or primary benefit of one or more Immediate Family Members or Permitted Transferees, including any trustee in such trustee’s capacity as such, provided that if a trust is not for the sole benefit of one or more Immediate Family Members or Permitted Transferees, an Immediate Family Member or Permitted Transferee must retain sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such trust;
(iii) a corporation, limited liability company or partnership, including but not limited to, a family limited partnership or similar limited liability company or corporation, or a single member limited liability company, provided that all of the equity interest in such entity is owned, directly or indirectly, by one or more Immediate Family Members or Permitted Transferees and an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such entity;
(iv) a qualified Individual Retirement Account, pension, profit sharing, stock bonus or other type of plan or trust of which an Immediate Family Member or Permitted Transferee is a participant or beneficiary, provided that in each case an Immediate Family Member or Permitted Transferee retains sole dispositive and exclusive power to direct the voting of the shares of Class A Common Stock held by such account, plan or trust; or
(v) any guardianship, conservatorship or custodianship for the benefit of an Immediate Family Member who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his or her own affairs by a court of competent jurisdiction, including any guardian, conservator or custodian in such guardian’s, conservator’s or custodian’s capacity as such.
Other Provisions

The holders of Common Stock and Class A Common Stock are not entitled to preemptive or subscription rights.
Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class, shares of Common Stock or Class A Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Common Stock and Class A Common Stock on the record date for such subdivision, combination or reclassification.
Unless approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock, each voting separately as a class, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Common Stock and Class A Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.
In the event of (i) a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon, (ii) a tender or exchange offer to acquire any shares of Common Stock or Class A Common Stock by an third party pursuant to an agreement to which the Corporation is a party, or (iii) a tender or exchange offer to acquire any shares of Common Stock or Class A Common Stock by the Corporation, holders of the Common Stock and the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form and amount of consideration on a per share basis.
Each share of Class A Common Stock is convertible, at the option of its holder, into one share of Common Stock at any time. Once shares of Class A Common Stock are converted into Common Stock, the shares of Class A Common Stock will be retired and may not be reissued. The number of shares of Common Stock into which the shares of Class A Common Stock may be converted is subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Company or consolidation or merger of the Company with or into another corporation
The Restated Charter includes a sunset provision pursuant to which all of the outstanding Class A Common Stock will automatically convert to Common Stock if: (a) less than 4,300,000 shares of Class A Common Stock, in the aggregate, are beneficially owned by Immediate Family Members and/or Permitted Transferees, or (b) if less than 4,600,000 shares of Class A Common Stock and Common Stock, in the aggregate, are beneficially owned by Immediate Family Members and/or Permitted Transferees.
Control by Immediate Family Members, Anti-Takeover Considerations and Conflicts of Interest
General
Mr. Adams founded the Company and served as its CEO from the formation of the Company in 1969 until 2010, when his son-in-law, Mr. Baker, became CEO.
A Conservatorship was established on November 7, 2011 (“Conservatorship”), to manage Mr. Adams’ affairs, as a result of the impairment of Mr. Adams’ health related to a previously disclosed stroke. Mrs. Adams and Mr. Baker were appointed as co-conservators of the person and the estate of Mr. Adams. Pursuant to the Conservatorship, Mrs. Adams and Mr. Baker have the exclusive power to vote or direct the voting of shares of Company capital stock held by the Conservatorship. Upon the transfers of shares to the trusts and limited liability company as described herein, the Company will continue to be controlled by Mrs. Adams and Mr. Baker, acting jointly as co-trustees of revocable trusts, and through the limited liability company.
As of the date hereof, Immediate Family Members beneficially own all of the 4.8 million outstanding shares of Class A Common Stock, representing 52.3% of the total voting power, and approximately 12.8 million shares of Common Stock, representing 13.3% of the total voting power. Such persons possess in the aggregate 65.6% of the total voting power of the outstanding shares of our Common Stock and Class A Common Stock, based on shares held through the Conservatorship and shares held by such persons individually.
The Common Stock is listed on the NASDAQ. Because Mr. Adams, Mrs. Adams, Mr. Baker and Mr. Baker’s spouse own in the aggregate capital stock of the Company entitling them to 65.6% of the total voting power, the Company is a “controlled company” under NASDAQ rules. As a controlled company, the Company is not subject to certain NASDAQ listing standards, such as those that would otherwise require that a majority of a listed company’s directors be independent and that a compensation committee and nominating committee of the board of directors composed solely of independent directors be established. The Company is, however, subject to NASDAQ listing standards requiring that the Audit Committee be composed solely of independent directors.

After the offer and sale of shares by the Selling Stockholders and the other transactions contemplated by the MOU, the Company will remain a “controlled company” where more than 50% of the voting power will be held by one individual or group. Mr. Baker will have, in consultation with other Immediate Family Members, voting power over all of the 4,800,000 outstanding shares of Class A Common Stock, currently representing about 52.3% of the total voting power, and will also have additional voting power due to beneficial ownership of Common Stock. As a result, under NASDAQ listing standards, the Company will continue to qualify as a controlled company.
Following the death of Mr. Adams and upon the completion of all Transactions as contemplated, there will be a change in control of the Company from Mrs. Adams and Mr. Baker, acting jointly, to Mr. Baker, acting individually and as the sole Managing Member of the limited liability company. As a result of the Transactions, Mr. Baker will obtain voting power over 100% of the Class A Common Stock, currently representing 52.3% of the total voting power of the Company’s capital stock (without considering shares of Common Stock over which Mr. Baker will also have voting power due to ownership or other arrangements). Accordingly, following all of the transactions as contemplated, Mr. Baker will have control of a majority of the voting power of the Company through his control over the voting power of all of the outstanding shares of Class A Common Stock.
Delaware law provides that the holders of a majority of the voting power of shares entitled to vote must approve certain fundamental corporate transactions such as a merger, consolidation and sale of all or substantially all of a corporation’s assets. Immediate Family Members currently hold a majority of the voting power of all shares of capital stock of the Company and this will continue as described above. Accordingly, a merger, consolidation, sale of all or substantially all of the assets or other business combination or transaction involving the Company, which requires a stockholder vote, cannot be effected without the approval of the Immediate Family Members.
As a result, majority control may make an unsolicited acquisition of the Company more difficult and discourage certain types of transactions involving a change of control of our Company, including transactions in which the holders of Common Stock might otherwise receive a premium for their shares over then current market prices. Also, the controlling ownership of our capital stock by Immediate Family Members may adversely affect the market price of our Common Stock, due in part to lack of speculation that there may be a change in control.
Delaware Anti-Takeover Law
We are subject to Section 203 (“Section 203”) of the Delaware General Corporation Law. Under this provision, we may not engage in any “business combination” with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:
i.    prior to that date our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
ii.    upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or
iii.    on or following that date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 defines “business combination” to include, subject to limited exceptions:
i.    any merger or consolidation involving the corporation and the interested stockholder;
ii.    any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
iii.    any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
iv.    any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
v.    the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law. The Current Charter does not include an election that the Company is not subject to Section 203. Accordingly, the Company would be subject to Section 203 in the event of a business combination.
Transfer Agent
Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for our Common Stock.

PLAN OF DISTRIBUTION
The Selling Stockholders identified in this prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the Agreement Regarding Common Stock between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.
The Selling Stockholders may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus forms a part;
•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in the prospectus or prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in the Prospectus or Prospectus Supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), may apply to sales of the shares of our Common Stock pursuant to this Prospectus and any applicable Prospectus Supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable Prospectus Supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.
In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a Prospectus Supplement.
The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable Prospectus Supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable Prospectus Supplement. The Selling Stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any applicable prospectus supplement.
The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.
In offering the shares of our Common Stock covered by this Prospectus and any applicable Prospectus Supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
At the time a particular offering of the shares is made, a Prospectus Supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.
Pursuant to the Agreement Regarding Common Stock, we have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters will be entitled to indemnification by us and the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.
The estimated offering expenses payable by the Selling Stockholders and/or the Company, in addition to any underwriting discounts and commissions that will be paid by the Selling Stockholders, will be described in any applicable Prospectus Supplement.
LEGAL MATTERS
The validity of the shares of Common Stock offered hereby will be passed upon by Young Wells Williams P.A., Ridgeland, Mississippi. Sidley Austin LLP, Chicago, Illinois, has acted as special counsel to the Company with respect to legal matters under the federal securities laws.
EXPERTS
Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at June 2, 2018 and June 3, 2017, and our consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 2, 2018, June 3, 2017, and May 28, 2016, as set forth in its report dated July 20, 2018. We have incorporated our financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this Prospectus and in the Registration Statement of which it is a part in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act are hereby incorporated by reference in this Prospectus:

1.	Annual Report on Form 10-K for the fiscal year ended June 2, 2018.

2.	Quarterly Report on Form 10-Q for the quarter ended September 1, 2018.

3.	Proxy Statement dated August 31, 2018 relating to the Annual Meeting of Stockholders held on October 5, 2018.
4.	Proxy Statement dated June 25, 2018 relating to the Special Meeting of Stockholders held July 20, 2018.
5.	Form 8-A/A filed the date hereof.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
We will provide at no cost to each person, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such copy should be directed to Cal-Maine Foods, Inc., 3320 Woodrow Wilson Drive, Jackson, Mississippi 39209; Attention: Investor Relations (601-948-6813).
WHERE YOU CAN FIND MORE INFORMATION
We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file with the SEC. The address of the SEC website is http://www.sec.gov.
We have filed with the SEC a Registration Statement, which contains this Prospectus, on Form S-3 under the Securities Act. The Registration Statement relates to the Common Stock offered by us and the Selling Stockholders. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Please refer to the Registration Statement and its exhibits and schedules for further information with respect to us and our Common Stock. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the Registration Statement and its exhibits and schedules from the SEC.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with this registration statement.

SEC registration fee	$ *
Legal fees and expenses	25,000
Accounting fees and expenses	2,500
Miscellaneous	2,500
$30,000

* In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all of the registration fee.

Other expenses in connection with any distribution hereunder will depend on the number of issuances and the amount of securities offered and other factors and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.

Section 10 of our Second Amended and Restated Certificate of Incorporation provides as follows: No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this section shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability shall not eliminate or limit the liability of any director for any act or omission occurring prior to the date upon which this provision becomes effective.

Our Bylaws provide that we shall indemnify officers, directors, employees and agents of the Company, to the fullest extent permitted under the laws of the State of Delaware. Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.
Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.
Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.
The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law. As permitted by Delaware law and our Bylaws, we have obtained an insurance policy providing coverage for certain liabilities of our officers and directors.
The foregoing statements are subject to the provisions of Sections 102(b)(7) and 145 of the DGCL, and our Second Amended and Restated Certificate of Incorporation and Bylaws which have been filed as exhibits to this registration statement.

Item 16.	Exhibits.

The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed by amendment or Current Report on Form 8-K and incorporated by reference herein).

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 in the Registrant’s Form 8-K, filed July 20, 2018).

4.2	Composite Bylaws of the Company (incorporated by reference to Exhibit 3.2 in the Registrant’s Form 10-Q for the quarter ended March 2, 2013).

5	Opinion of Counsel (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Counsel (contained in Exhibit 5)

24	Powers of Attorney (included herein on Signature Page to this Registration Statement below)

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on October 9, 2018.

CAL-MAINE FOODS, INC.

By	/s/ Adolphus B. Baker
Adolphus B. Baker
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Adolphus B. Baker as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register any securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 9, 2018.

Signature	Title

/s/ Adolphus B. Baker	Director, Chairman of the Board and Chief Executive Officer
Adolphus B. Baker	(principal executive officer)

/s/ Sherman Miller	Director and President, Chief Operating Officer
Sherman Miller

/s/ Max P. Bowman	Director and Vice President, Chief Financial Officer, Treasurer and Secretary
Max P. Bowman	(principal financial officer)

/s/ Letitia C. Hughes	Director
Letitia C. Hughes

/s/ James E. Poole	Director
James E. Poole

/s/ Steve W. Sanders	Director
Steve W. Sanders

/s/ Michael D. Castleberry	Vice President, Controller
Michael D. Castleberry	(principal accounting officer)